UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMN HEALTHCARE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
WEDNESDAY, APRIL 22, 2020
The following supplement relates to the proxy statement (the “Proxy Statement”) of AMN Healthcare Services, Inc. (the “Company”), dated March 11, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 22, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.
THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 22, 2020

Notice of Change in Location of 2020 Annual Meeting of Shareholders
To the Shareholders of AMN Healthcare Services, Inc.:
Due to public health concerns relating to the novel coronavirus (COVID-19) pandemic, and to protect the health and well-being of its shareholders, directors and employees, our 2020 Annual Meeting of Shareholders (the “Annual Meeting”)  will now be held virtually at 8:30 a.m. Central Time on April 22, 2020. The virtual meeting will provide shareholders the ability to participate, vote their shares, and ask questions during the meeting.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be virtually admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AMN2020, you must enter the 16-digit control number found on the notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
By Order of the Board of Directors,

Denise L. Jackson

Chief Legal Officer and Corporate Secretary

April 3, 2020
The Annual Meeting on Wednesday, April 22, 2020, at 8:30 a.m. Central Time will be available at www.virtualshareholdermeeting.com/AMN2020. The Proxy Statement and Annual Report are available on our Investor Relations website at http://www.amnhealthcare.investorroom.com.

Additional Information Regarding Mark G. Foletta
This supplement also updates the Proxy Statement to inform you that Mr. Mark G. Foletta, a member of our Board of Directors and a nominee for director at the Annual Meeting, is currently employed as Executive Vice President and Chief Financial Officer of Tocagen Inc. (“Tocagen”).  Tocagen has announced a merger transaction with Forte Biosciences, Inc.  The Tocagen merger is expected to close in the second quarter of 2020 and, upon consummation of the merger, Mr. Foletta will not be a part of the merged company’s leadership team, as disclosed in the Form S-4 (File No. 333-237371) filed by Tocagen on March 25, 2020.
This supplement does not change the proposals to be acted upon at the Annual Meeting or the Board of Directors’ recommendations thereon, which are described in the Proxy Statement and, except as provided in this supplement, the information provided in the Proxy Statement continues to apply.